Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report of Consulier Engineering, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2003 (the “Report”).

I, Alan R. Simon, Principal Financial and Accounting Officer of the Company, hereby certify that, to the best of my knowledge:

     1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2.     The information contained in the Report fairly presents, in all material respect, the financial condition and results of the operations of the Company.

Date: June 5, 2003	By: /s/ Alan R Simon

Alan R. Simon, Esq. Secretary and Treasurer (Principal Financial and Accounting Officer)